Exhibit 23

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KPMG LLP
Suite 900, Morgan Keegan Tower
Fifty North Front Street
Memphis, TN 38103

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-150448, and 333-156614 of First Horizon National Corporation (the Company) of our reports dated February 26, 2009, with respect to the Company’s consolidated statements of condition as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports are incorporated by reference into the Company’s 2008 Annual Report on Form 10-K.

/s/ KPMP LLP
Memphis,Tennessee
February 26, 2009

KPMG LLP, a U.S. limited liability partnership, is the
U.S. member firm of KPMG International, a
Swiss cooperative